UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Acuity Brands, Inc. (the “Company”) maintains a Long-Term Incentive Plan (the “Plan”) for the benefit of officers and other key management personnel and a Management Compensation and Incentive Plan (the “Incentive Plan”) pursuant to which the Company’s executive officers may receive cash bonuses. For each executive officer the Company establishes (i) a target percentage of gross salary for a cash bonus payable under the Incentive Plan and (ii) a targeted award value under the Plan also stated as a percentage of gross salary. Achievement of the targeted bonuses and targeted long-term incentive awards is in each case dependent upon achievement of certain performance measures and is subject to the discretion of the Compensation Committee.

On September 28, 2007, the Board of Directors ratified the Compensation Committee’s establishment of a target bonus percentage of 65% of base salary and a targeted long-term incentive award percentage of 135% of base salary for fiscal year 2008 for Richard K. Reece, the Company’s Executive Vice President and Chief Financial Officer. No changes were made to the targeted percentages of other executive officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2007

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Executive Vice President, Chief Administrative Officer, and General Counsel